Exhibit 10.35


              ACCOUNTS RECEIVABLE FINANCING MODIFICATION AGREEMENT

         This Accounts Receivable Financing Modification Agreement is entered into as of March 27, 2002, by and between Giga Information Group, Inc. (the "Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Accounts Receivable Financing Agreement, dated April 7, 2000 by and between Borrower and Bank, as may be amended from time to time (the "Accounts Receivable Financing Agreement"). Capitalized terms used without definition herein shall have the meanings assigned to them in the Accounts Receivable Financing Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness" and the Accounts Receivable Financing Agreement and any and all other documents executed by Borrower in favor of Bank shall be referred to as the "Existing Documents."

2.       DESCRIPTION OF CHANGE IN TERMS.

         A.       Modification(s) to Accounts Receivable Financing Agreement:

                  1. The following defined terms in Section 1 are hereby amended to read as follows:

                  "Advance Rate" is 80% or another percentage as Bank establishes under Section 2.2.

                  "Applicable Rate" is a rate per annum equal to the "Prime Rate" plus 1.0 percentage point.

                  "Facility Amount" is $5,000,000.00.

                  "Facility Period" is the period beginning on this date and continuing until March 26, 2003, unless the period is terminated sooner by the Bank with notice to Borrower.

                  2. Section 3.5 entitled Collateral Handling Fee is hereby amended as follows:

                  On each Reconciliation Day, Borrower will pay to Bank a collateral handling fee, equal to 0.25% per month of the average daily Financed Receivable Balance outstanding during the applicable Reconciliation Period. After an Event of Default, the Collateral Handling Fee will increase to 0.750% effective immediately before the Event of Default.

                  3. Section 6.2 entitled Affirmative Covenants is hereby amended in part as follows:


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                  Subsection (M) is hereby deleted and replaced with the
                  following:

                  (M) Borrower to maintain a minimum net income of $1.00 on a quarterly basis, with a one time quarterly net loss of ($100,000.00) to be permitted.

                  Subsection (O) is hereby deleted and replaced with the following:

                  (O) Borrower will maintain an Adjusted Quick Ratio of at least 1.40:1.00 on a quarterly basis, with the exception of the quarter ending June 30, 2002 only, in which Borrower shall maintain an Adjusted Quick Ratio of at least 1.25:1.00.

         B.       Waiver of Financial Covenant Defaults.
                  -------------------------------------

                  1. Bank hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the Adjusted Quick Ratio and the Increase in Annual Value covenant for the quarter ended December 31, 2001. Bank's waiver of Borrower's compliance of these covenants shall apply only to the foregoing period. Accordingly, for the quarter ended March 31, 2002, Borrower shall be in compliance with these covenants, as amended herein.

                           Bank's agreement to waive the above-described
                  defaults (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenants as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of these covenants as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

3. CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4. PAYMENT OF LINE FEE. Borrower shall pay Bank a fee in the amount of Thirty Seven Thousand Five Hundred Dollars ($37,500) ("Line Fee") plus all out-of-pocket expenses.

5. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Accounts Receivable Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Accounts Receivable Financing Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Accounts Receivable Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Accounts Receivable


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         Financing Modification Agreement. The terms of this paragraph apply not only to this Accounts Receivable Financing Modification Agreement, but also to any subsequent Accounts Receivable Financing modification agreements.

7. CONDITIONS. The effectiveness of this Accounts Receivable Financing Modification Agreement is conditioned upon payment of the Line Fee.

8. COUNTERSIGNATURE. This Accounts Receivable Financing Modification Agreement shall become effective only when executed by Borrower and Bank.

This Accounts Receivable Financing Modification Agreement is executed as of the date first written above.

BORROWER:                                       BANK:
Giga Information Group, Inc.                    Silicon Valley Bank
By: /s/ V.M. Lynch                              By:  /s/ Dave Reich
    -------------------                              -----------------------
Name: Victoria M. Lynch                         Name: Dave Reich
      -----------------                               ----------------------
Title: Senior VP & CFO                          Title: Senior Vice President
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